UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2005

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South

Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the registrant’s Current Report on Form 8-K filed December 30, 2004, as amended by the registrant’s Current Report on Form 8-K/A filed on February 25, 2005, to reflect that Ernst & Young LLP has been dismissed as the registrant’s independent auditor.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 10, 2005, contemporaneously with the conclusion of the audit for its fiscal year ended February 26, 2005, Ernst & Young LLP (E&Y) was dismissed as the independent auditor for Best Buy Co., Inc. The registrant previously announced that the Audit Committee of its Board of Directors and E&Y had determined that E&Y would be dismissed as the registrant’s independent auditor, effective at the conclusion of such audit. The registrant also previously announced that it named Deloitte & Touche LLP as its independent auditor for the fiscal year which began February 27, 2005.

The reports of E&Y on the consolidated financial statements of the registrant for the fiscal years ended February 26, 2005 and February 28, 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits for the two most recent fiscal years and through the date of dismissal, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in their reports on the financial statements for such fiscal years. During the two most recent fiscal years and through the date of dismissal, there have been no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The registrant provided E&Y with a copy of this disclosure and requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of E&Y’s letter, dated May 10, 2005, is filed as Exhibit 16 to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
16	Letter of E&Y dated May 10, 2005, to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: May 10, 2005	/s/ James L. Muehlbauer
James L. Muehlbauer
Senior Vice President — Finance